UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014
Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 10, 2014, Rackspace Hosting, Inc., a Delaware corporation (“Rackspace”), announced a $500 million stock repurchase program (the “Stock Repurchase Program”). On November 12, 2014, as part of the Stock Repurchase Program, Rackspace entered into an accelerated share repurchase agreement (the “ASR Contract”) with Morgan Stanley & Co. LLC (“Morgan Stanley”), to repurchase an aggregate of approximately $200 million of Rackspace’s common stock. Under the ASR Contract, Rackspace will make an initial payment of $200 million in the aggregate to Morgan Stanley and will receive an initial delivery of approximately 3.3 million shares of common stock. The exact number of shares Rackspace will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of Rackspace’s common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contract. At settlement, under certain circumstances, Morgan Stanley may be required to deliver additional shares of common stock to Rackspace, or under certain circumstances, Rackspace may be required, at its discretion, either to deliver shares of common stock or to make a cash payment to Morgan Stanley. Final settlement of the transactions under the ASR Contract is expected to occur no later than approximately six months from November 12, 2014. The terms of the accelerated share repurchases under the ASR Contract are subject to adjustment if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.

The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Morgan Stanley is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by Rackspace, on the one hand, and Morgan Stanley, on the other hand, to one another.

The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy of which will be filed with the Company's annual report on Form 10-K for the fiscal year ending December 31, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.
Date:	November 12, 2014	By:	/s/ Karl Pichler
Karl Pichler
Chief Financial Officer and Treasurer